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                                                                     EXHIBIT 4.3

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                 FIRST AMENDMENT
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

      This First Amendment (the "Amendment") to the Registration Rights Agreement (the "Registration Rights Agreement"), dated October 30, 2003, by and between Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company"), and RRD International, LLC ("RRD"), is made as of July 7, 2005, by and among the Company and RRD. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Registration Rights Agreement.

      WHEREAS, the Company is contemplating an initial public offering of shares of its Common Stock;

      WHEREAS, Section 2(a) of the Registration Rights Agreement provides RRD incidental registration rights (the "incidental rights");

      WHEREAS, the Registration Rights Agreement may be modified, changed, discharged or terminated by the agreement of the Company and the holders of more than fifty percent (50%) in interest of the Registrable Shares held by the Holders; and

      WHEREAS, the Company and RRD (comprising more than fifty percent (50%) in interest of the Registrable Shares held by the Holders) believe that it is in the best interests of the Company and RRD to amend Section 2(a)(i) of the Registration Rights Agreement such that the incidental rights of Section 2(a) do not apply to an Initial Public Offering.

      NOW THEREFORE, the Company and RRD, hereby agree to amend the Registration Rights Agreement as follows:

1. AMENDMENT TO REGISTRATION RIGHTS AGREEMENT.

      a. SECTION 2(a)(i)

      Section 2(a)(i) of the Registration Rights Agreement is hereby amended by deleting the first sentence of such Section 2(a)(i) in its entirety and inserting in lieu thereof the following sentence:

      "If at any time subsequent to the expiration of any lock-up agreement that the Company's stockholders have entered into with the underwriters in connection with an Initial Public Offering the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement covering shares (i) to be sold solely for the account of Other Holders, or (ii) that

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      were acquired pursuant to either (a) an acquisition of a company of which they were formerly stockholders, (b) a "private placement" under the Securities Act or (c) Rule 144A under the Securities Act) at any time and from time to time, it will, prior to such filing, give written notice to all holders of Regsitrable Shares (a "Holder") of its intention to do so; provided, that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2(a)(ii) below.

      b. NO OTHER AMENDMENT

      Except as otherwise expressly set forth herein, all terms and conditions of the Registration Rights Agreement shall remain in full force and effect. Except as expressly set forth herein, nothing herein shall be construed to be an amendment or a waiver of any requirements of the Registration Rights Agreement.

2. MISCELLANEOUS.

      a. MODIFICATION AND AMENDMENT.

      This Amendment shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

      b. COUNTERPARTS.

      This Amendment may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Pages Follow]

                                       1
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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                By: /s/ MICHAEL KAUFFMAN
                                    --------------------------------------------
                                    Name: Michael Kauffman
                                    Title: President and Chief executive Officer


                                RRD INTERNATIONAL, LLC

                                By: /s/ JOSEPH P. CLANCY
                                    --------------------------------------------
                                    Name: Joseph P. Clancy
                                    Title: President and CEO

                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of the 30th day of October 2003, by and between RRD International, LLC, a Delaware limited liability company ("RRD"), and Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company").

                              PRELIMINARY STATEMENT

      WHEREAS, the Company and RRD have entered into that certain Master Services Agreement, dated as of the date hereof (the "Master Services Agreement"), and Work Order No. 1 to the Master Services Agreement, dated as of the date hereof ("Work Order No. 1), pursuant to which RRD has agreed to perform certain services for the Company, in exchange for, in pertinent part, the Company's issuance to RRD of warrants to purchase one hundred and eighty thousand (180,000) shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company, pursuant to a warrant agreement of even date herewith (the "Warrant Agreement"); and

      WHEREAS, the Company and RRD desire to provide for certain arrangements with respect to the registration of the Shares under the Securities Act of 1933, as amended.

      NOW THEREFORE, in consideration of these premises, and the respective promises and covenants contained herein, the parties hereto agree as follows:

            SECTION 1. Certain Definitions.

      As used in this Agreement, the following terms shall have the following respective meanings:

            "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

            "Holders" means holders of Registrable Shares.

            "Indemnified Party" means a party entitled to indemnification pursuant to Section 2(d).

            "Indemnifying Party" means a party obligated to provide indemnification pursuant to Section 2(d).

            "Initial Public Offering" means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement under the Securities Act resulting in gross proceeds to the Company of at least $25 million (prior to

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the deduction of underwriters' commissions, discounts and expenses) and at a pre-money valuation of the Company of no less than $100 million.

            "Other Holders" means holders of securities of the Company (other than the Holders) who are entitled, by contract with the Company, to have securities included in a Registration Statement pursuant to the terms of that certain Stockholders Agreement, dated August 8, 2003, by and among the Company and the Stockholders, as defined therein.

            "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registrable Shares" means (a) the Shares, and (b) any other shares of Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement, or
(ii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Warrants granted to Holder under the Warrant Agreement ("Warrant") even if such conversion has not been effected.

            "Registration Expenses" means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel.

            "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

            "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

            "Selling Stockholder" means any Holder owning Registrable Shares included in a Registration Statement.

            SECTION 2. Registration Rights.

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

            (a) Incidental Registration.

                        (i) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement covering shares to be sold solely for the account of Other Holders, which shares were acquired pursuant to either (i) an acquisition of a company of which they were formerly stockholders, (ii) a "private placement" under the Securities Act or (iii) Rule 144A under the Securities Act) at any time and from time to time, it will, prior to such filing, give written notice to all holders of Registrable Shares (a "Holder") of its intention to do so; provided, that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2(a)(ii) below. Upon the written request of a Holder given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its commercially reasonable efforts to cause all Registrable Shares which the Company has been requested by such Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2(a) without obligation to any Holder.

                        (ii) If the registration for which the Company gives notice pursuant to Section 2(a)(i) is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2(a)(i). In such event, (i) the right of any Holders to include its Registrable Shares in such registration pursuant to this Section 2(a) shall be conditioned upon such Holder's participation in such underwriting on the terms set forth herein and (ii) all Holders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If any Holder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, and subject to the superior rights, if any, of any other holder of the Company's capital stock then outstanding, which other holders shall by virtue of such superior rights receive preference over the Holders (the "Superior Rights Holders") the shares held by holders other than Holders and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, and, subject to the rights of Superior Rights Holders, if any, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Holders and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by

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

      them on the date the Company gives the notice specified in Section 2(a)(i) above. If any Holder or Other Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting Holders and Other Holders pro rata in the manner described in the preceding sentence.

            (b) Registration Procedures.

                        (i) If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to affect the registration of any Registrable Shares under the Securities Act, the Company shall:

                        (1) file with the Commission a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause that Registration Statement to become effective as soon as possible;

                        (2) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement, effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

                        (3) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                        (4) as expeditiously as possible use its commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (4) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                        (5) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                        (6) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                        (7) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                        (8) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                        (9) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

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

                        (ii) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

                        (iii) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2(b)(iii) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

            (c) Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement.

            (d) Indemnification and Contribution.

                        (i) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

                        (ii) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the gross proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

                        (iii) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(d) except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense and retain its own counsel at such party's expense; provided, however, that the Indemnifying Party shall pay such reasonable fees and expenses if, in the reasonable opinion of counsel to the Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party, or (y) a conflict or potential conflict exists between the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, that would make separate representation advisable; and provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                        (iv) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2(d) is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2(d)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2(d)(iv), (i) in no case shall any one Selling Stockholder

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

      be liable or responsible for any amount in excess of the gross proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this
      Section 2(d)(iv), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2(d)(iv). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                        (v) The rights and obligations of the Company and the Selling Stockholders under this Section 2(d) shall survive the termination of this Agreement.

            (e) Information by Holder. Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

            (f) "Lock-Up" Agreement; Confidentiality of Notices. Each Holder and any transferee thereof, if requested by the Company and the managing underwriter of an underwritten offering, shall not sell or otherwise transfer or dispose of any Shares held by such Holder or such transferee for a period of 180 days following the effective date of the Registration Statement for such offering; provided, that all stockholders of the Company then holding at least 5% of the outstanding Common Stock (on an as-converted basis) and all executive officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such 180-day period.

Any Holder and any transferee thereof receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

            (g) Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                        (i) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

                        (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                        (iii) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

            (h) Termination. All of the Company's obligations to register Registrable Shares under Section 2(a) shall terminate upon the earlier of (i) three years after the closing of the Initial Public Offering or (ii) the date on which no Holder holds any Registrable Shares.

            SECTION 3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

            SECTION 4. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all Permitted Transferees, as such term is defined in Warrant Agreement.

            SECTION 5. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement: (a) shall be in writing; (b) shall be delivered personally, including by means of telecopy or courier, or mailed by registered or certified mail, postage prepaid and return receipt requested; (c) shall be deemed given on the date of personal delivery or on the date set forth on the return receipt; and (d) shall be delivered or mailed as follows or to such other address as any party may from time to time direct the Company in writing:

                        (i) if to the Company, at Predix Pharmaceuticals Holdings, Inc., 10 K Gill Street, Woburn, Massachusetts 01801, Attention:
      Chief Financial Officer; and

                        if to any Holder, at 11 North Washington Street, Suite 310, Rockville, Maryland 20850, Attention: Joseph P. Clancy, or at such other address as may be furnished in writing by the Holder to the Company, with a copy to

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

      Curtin, Law, Roberson, Dunigan & Salans, 900 M Street, NW, Washington, DC 20036, Attn: Thomas Dunigan, Esq. or

                        (ii) at its respective address set forth on the signature page hereto.

            SECTION 6. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except: (a) by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought; or (b) by the agreement of holders of more than fifty percent (50%) in interest of the Registrable Shares held by the Holders; provided, however, such modification, change, discharge or termination so approved as set forth in clause (b) affects all Registrable Shares equally; and, provided, further, all Holders shall be bound by such modification, change, discharge or termination with the same force and effect as if all such Holders agreed thereto.

            SECTION 7. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

            SECTION 8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            SECTION 9. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            SECTION 10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supercedes and replaces all previous agreements relating to the subject matter hereof. In the event of any conflict between this Agreement and any other agreement or instrument with respect to the subject matter hereof, the provisions of this Agreement shall control.

            SECTION 11. Arbitration. Any controversy or claim arising out of or in conjunction with this Agreement (other than an action for injunctive relief) shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of Delaware and judgment upon such award rendered by the arbitrator shall be final and binding upon the parties and may be entered and enforced in any court having jurisdiction thereof. The arbitration shall be held in the State of Delaware. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                            [Signature Page Follows]

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

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                    PREDIX PHARMACEUTICALS HOLDINGS, INC.

                        By: /s/ NIK HAYES
                            -----------------------------------------
                            Nik Hayes
                            Chief Operating Officer and Chief Financial Officer

                    RRD INTERNATIONAL, LLC

                        By: /s/ JOSEPH P. CLANCY
                            --------------------------------------------

                            Name: Joseph P. Clancy

                            Title: Chief Executive Officer

                            Address: 11 North Washington Street, Ste 310
                                Rockville, MD 20850

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